Exhibit 5.1

Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, CA 94304-1211 Tel 650.849.5300 www.gibsondunn.com

September 22, 2022

Korn Ferry

1900 Avenue of the Stars, Suite 1500

Los Angeles, California 90067

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined (i) the Registration Statement on Form S-8 of Korn Ferry, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on April 17, 2009, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on June 5, 2009 (collectively, the “First Registration Statement”) in connection with the offering by the Company of up to 2,500,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) issuable under the Korn/Ferry International 2008 Stock Incentive Plan (the “2008 Plan”); (ii) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on September 10, 2009 (the “Second Registration Statement”) in connection with the offering by the Company of up to 2,360,000 additional shares of Common Stock issuable under the Korn/Ferry International Amended and Restated 2008 Stock Incentive Plan, the successor to the 2008 Plan (“the A&R 2008 Plan”); (iii) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on December 12, 2012 (the “Third Registration Statement”) in connection with the offering by the Company of up to 5,306,987 additional shares of Common Stock issuable under the Korn/Ferry International Second Amended and Restated 2008 Stock Incentive Plan, the successor to the A&R 2008 Plan (“the Second A&R 2008 Plan”); and (iv) the Registration Statement on Form S-8 of the Company filed with the Commission pursuant to the Securities Act on October 14, 2016 (the “Fourth Registration Statement” and, together with the First Registration Statement, the Second Registration Statement and the Third Registration Statement, the “Prior Registration Statements”) in connection with the offering by the Company of up to 5,500,000 additional shares of Common Stock issuable under the Korn/Ferry International Third Amended and Restated 2008 Stock Incentive Plan, the successor to the Second A&R 2008 Plan (“the Third A&R 2008 Plan” and, together with the 2008 Plan, the A&R 2008 Plan, the Second A&R 2008 Plan, and the Korn Ferry Fourth Amended and Restated 2008 Stock Incentive Plan, the “Prior Plan”).

Pursuant to the terms of the Korn Ferry 2022 Stock Incentive Plan (the “2022 Plan”), as approved by the Company’s stockholders on September 22, 2022, up to 2,652,488 shares of Common Stock (such shares of Common Stock, the “Rollover Shares”) will be available for issuance under the 2022 Plan representing (i) the shares of Common Stock that remained available for grant under the Prior Plan as of September 22, 2022 and (ii) the shares of Common Stock subject to outstanding awards under the Prior Plan as of September 22, 2022 that may expire, be forfeited, be canceled or be settled in cash in whole or in part after September 22, 2022.

We have examined the Post-Effective Amendment to the Prior Registration Statements (the “Registration Statement”) to be filed with the Commission pursuant to the Securities Act, in connection with the offering by the Company of such Rollover Shares that may become available for issuance under the 2022 Plan.

In arriving at the opinion expressed below, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2022 Plan that would expand, modify or otherwise affect the terms of the 2022 Plan or the respective rights or obligations of the participants thereunder.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Rollover Shares, when issued against payment therefor in accordance with the terms set forth in the 2022 Plan as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP